EXHIBIT 99.2

Extraordinary General Meeting

 The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on February 6, 2018 for action to be taken.

2018 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
ADVANCED SEMICONDUCTOR ENGINEERING, INC. (the “Company”)

ADS CUSIP No.:	00756M404.
ADS Record Date:	January 12, 2018 (Close of business New York City time).
Meeting Specifics:	Extraordinary General Meeting – February 12, 2018 at 10:00 A.M. (local time) at Zhuang Jing Auditorium, 600 Jiachang Road, Nantze Export Processing Zone, Nantze District, Kaohsiung City, Taiwan, Republic of China (the “Meeting”).
Meeting Agenda:	Please refer to the Company’s Notice of Meeting enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Amended and Restated Deposit Agreement, dated as of September 29, 2000, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of April 6, 2006, as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of November 27, 2006.
Deposited Securities:	Common shares, par value NT$10 per share, of the Company.
Custodian:	Citibank Taiwan Ltd.

The undersigned holder, as of the ADS Record Date, of the American Depositary Shares issued under the Deposit Agreement and identified on the reverse side hereof (such American Depositary Shares, the “ADSs”), hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated herein.

Please note that, in accordance with and subject to the terms of Section 4.10(b) of the Deposit Agreement, Holders of ADSs have no individual voting rights with respect to the Deposited Securities represented by their ADSs. Each Holder of ADSs shall be deemed by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary, without liability, to appoint the Chairman of the Company or his/her designee (the Chairman and his/her designee, the “Voting Representative”), as representative of the Depositary, the Custodian or the nominee who is registered in the Republic of China as representative of the Holders in respect of the Deposited Securities, to vote the Deposited Securities as described below.

In accordance with and subject to the terms of Section 4.10(c) of the Deposit Agreement, if Holders of ADSs together holding at least 51% of all the ADSs outstanding as of the ADS Record Date shall instruct the Depositary, prior to the ADS Voting Instructions Deadline, to vote in the same manner with respect to any of the proposals to be voted at the Meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative and appoint the Voting Representative as the representative of the Depositary and the Custodian (or the applicable nominee) to attend the Meeting and vote, as to such proposals, all Deposited Securities evidenced by ADSs outstanding in the manner so instructed by such Holders. If voting instructions are received by the Depositary as of the ADS Voting Instructions Deadline which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions.

In accordance with and subject to the terms of Section 4.10(d) of the Deposit Agreement, if, for any reason, the Depositary has not, prior to the ADS Voting Instructions Deadline, received instructions from Holders of ADSs together holding at least 51% of all ADSs outstanding as of the ADS Record Date to vote in the same manner with respect to any of the proposals to be voted at the Meeting (including resolutions for the election of directors and/or supervisors), the Holders of ADSs shall be deemed to have authorized and directed the Depositary to give a discretionary proxy (a “Management Proxy”) to the Voting Representative as the representative of the Depositary and the Custodian (or the applicable nominee) to attend and vote, as to such proposals, at the Meeting all the Deposited Securities represented by ADSs then outstanding in his/her discretion; provided, however, that the Depositary will not give a discretionary proxy as described if it fails to receive a satisfactory opinion from the Company’s counsel prior to the Meeting. In such circumstances, the Chairman of the Company or Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he/she wishes, which may not be in the best interests of the Holders.

Please also note that pursuant to Section 3.5 of the Deposit Agreement, the Company may restrict transfers of ADSs where such transfer may result in the total number of Deposited Securities represented by such ADSs owned by a single Holder or Beneficial Owner to exceed limits imposed by applicable law, the Republic of China Securities and Futures Commission or the Taiwan Stock Exchange, or the Articles of Incorporation of the Company, and may instruct the Depositary to take action including, but not limited to, the removal or limitation of voting rights with respect to any Holder or Beneficial Owner of ADSs representing Deposited Securities in excess of such limits.

Please also note that the Company has informed the Depositary that pursuant to Article 165 of the Company Law, the registration of shareholders of the Company will cease from, January 14, 2018 to February 12, 2018.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

In connection with Advanced Semiconductor Engineering, Inc.:

Proposal 1.	To consider and to vote upon the joint share exchange agreement entered into between Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. on June 30, 2016 and as amended on December 14, 2017 (the “Joint Share Exchange Agreement”) and the proposed share exchange and the other transactions contemplated by the Joint Share Exchange Agreement
Proposal 2.	To consider and to vote upon the amendment to the Procedures for Lending Funds to Other Parties of Advanced Semiconductor Engineering, Inc.
Proposal 3.	To consider and to vote upon the amendment to the Procedures of Making the Endorsement and Guarantees of Advanced Semiconductor Engineering, Inc.
Proposal 4.	To consider and to vote upon the amendment to the Procedures for Acquisition or Disposal of Assets of Advanced Semiconductor Engineering, Inc.

In connection with ASE Industrial Holding Co., Ltd.:

Proposal 1.	To consider and to vote upon the Rules of Procedure for Shareholders' Meetings of ASE Industrial Holding Co., Ltd.
Proposal 2.	To consider and to vote upon the adoption of the articles of incorporation of ASE Industrial Holding Co., Ltd.
Proposal 3.	To consider and to vote upon the Rules Governing the Election of Directors and Supervisors of ASE Industrial Holding Co., Ltd.
Proposal 4.	To consider and elect the members of the board of directors and supervisors of ASE Industrial Holding Co., Ltd.
Proposal 5.	To consider and to vote upon the proposal to waive the non-competition clauses applicable to newly elected directors of ASE Industrial Holding Co., Ltd.
Proposal 6.	To consider and to vote upon the Procedures for Lending Funds to Other Parties of ASE Industrial Holdings Co. Ltd.
Proposal 7.	To consider and to vote upon the Procedures of Making the Endorsement and Guarantees of ASE Industrial Holding Co., Ltd.
Proposal 8.	To consider and to vote upon the Procedures for Acquisition or Disposal of Assets of ASE Industrial Holding Co., Ltd.

The Depositary has been advised by the Company that its Board of Directors recommends a FOR vote for all resolutions.

A Issues

Advanced Semiconductor Engineering, Inc.				ASE Industrial Holdings Co., Ltd.
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
Resolution 1.				Resolution 1.				Resolution 5.
Resolution 2.				Resolution 2.				Resolution 6.
Resolution 3.				Resolution 3.				Resolution 7.
Resolution 4.				Resolution 4.				Resolution 8.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give Voting Instructions “FOR” the unmarked issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an “ABSTAIN” Voting Instruction for such issue.

Please be sure to sign and date this Voting Instruction Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)

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